UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

___________________________________________________________________

Date of report (Date of earliest event reported): May 30, 2008

DEBT RESOLVE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-29525	33-0889197
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

707 Westchester Avenue, Suite L7 White Plains, New York	10604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 949-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

DEBT RESOLVE, INC.

May 30, 2008

Item 8.01 Other Events.

Debt Resolve has been advised by Harmonie International LLC that, pursuant to its obligations under the Securities Purchase Agreement dated March 31, 2008, Harmonie has activated a wire from Hong Kong for $7 million payable to Debt Resolve. The Company received this advice today verbally from William Donahue, Chairman and Chief Executive Officer of Harmonie. While the Company has not received written proof of funds due to the significant time difference  between Asia and the US, Mr. Donahue also confirmed that proof of funding would be provided early next week and funds received by Debt Resolve no later than Tuesday, June 3, 2008. According to Harmonie, the delay in funding anticipated for May 30th was caused by a financial transaction having nothing to do with Debt Resolve, which is now completed, and compliance and international banking rules relating to the transfer of funds of this amount.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEBT RESOLVE, INC.

Date: May 30, 2008	By:	/s/ James D. Burchetta
James D. Burchetta, Chairman